Exhibit 5.1

Patrizio & O’Leary, LLP

300 Carnegie Center, Suite 150

Princeton, NJ 08540

(609) 786-2525

February 10, 2022

Propanc Biopharma, Inc.

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

Re: Registration Statement on Form S-1 for Propanc Biopharma, Inc., a Delaware corporation

Ladies and Gentlemen:

We have acted as counsel to Propanc Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by Dutchess Capital Growth Fund LP (“Dutchess”) of up to 40,000,000 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”) issuable to Dutchess pursuant to the terms of a Common Stock Purchase Agreement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

The offering of the Shares of Common Stock will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering this opinion, we have examined the Company’s Articles of Incorporation, as amended, and Bylaws, both currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing this opinion, we have further relied as to certain matters on information obtained from officers of the Company.

As a result of and subject to the foregoing, we are of the following opinion:

Upon their issuance to Dutchess pursuant to the terms and conditions of the Common Stock Purchase Agreement with Dutchess, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very Truly Yours,

/s/ Patrizio & O’Leary LLP
Patrizio & O’Leary LLP